As filed with the U.S. Securities and Exchange Commission on January 29, 2026.

Registration No. 333-292950

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

Amendment No. 1 to
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

XINXU COPPER INDUSTRY TECHNOLOGY LIMITED
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

____________________

Cayman Islands	3351	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification number)

2188 Nanci First Road
Anhui Xinwu Economic Development Zone
Wanzhi District, Wuhu City
Anhui Province, China 241100
Tel: +86 553-8758118
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

____________________

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
Tel: (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________

Copies of all communications, including communications
sent to agent for service, should be sent to:

Wei Wang, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105 Tel: (212) 370-1300 Fax: (212) 370-7889	Kevin (Qixiang) Sun, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, DC 20036 Tel: (202) 869-0888 Fax: (202) 869-0889

____________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________

†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form F-1 of Xinxu Copper Industry Technology Limited (File No. 333-292950) (the “Registration Statement”) is being filed solely for the purpose of filing certain exhibits as indicated in Part II, Item 8 of this Amendment. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 8, the signature pages to this Amendment and the filed exhibits. Part I, consisting of the preliminary prospectus for each of the Public Offering Prospectus and Resale Prospectus, and the balance of Part II of the Registration Statement are unchanged and have been omitted from this Amendment.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

a) Exhibits

Exhibit Number	Description of Document
1.1**	Form of Underwriting Agreement
3.1**	Amended and Restated Memorandum of Association of Registrant, dated July 10, 2025, as currently in effect
3.2**

Second Amended and Restated Articles of Association of the Registrant, as currently in effect (incorporated by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F, filed with the SEC on November 18, 2025)

4.1**	Registrant’s Specimen Certificate for Ordinary Shares
4.2**	Form of Underwriters’ Warrants
5.1*	Opinion of Ogier (Cayman) LLP regarding the validity of the ordinary shares being registered
5.2**	Opinion of Ellenoff Grossman & Schole LLP regarding the underwriter warrants
8.1*	Opinion of Ogier (Cayman) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2**	Opinion of Ellenoff Grossman & Schole LLP regarding certain United States tax matters
8.3**	Opinion of King & Wood Mallesons regarding certain PRC tax matters (included in Exhibit 99.2)
10.1**

English Translation of Loan Agreement and Renewal Loan Agreement between Anhui Xinxu New Materials Co., Ltd. and Wuhu Wanzhi Local Financial Regulatory Bureau, dated June 11, 2021 and June 11, 2023, respectively

10.2**	English Translation of Form Purchase Agreement
10.3**	English Translation of Form of Labor Contract between Anhui Xinxu New Materials Co., Ltd. and certain executive officers of the Registrant
10.4**

English Translation of Renewal Loan Agreement between Anhui Xinxu New Materials Co., Ltd. and Wuhu Wanzhi Local Financial Regulatory Bureau, dated June 11, 2025 (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 20-F, filed with the SEC on November 18, 2025).

21.1**	List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 8.1 to the Registrant’s Annual Report on Form 20-F, filed with the SEC on November 18, 2025)
23.1**	Consent of Fortune CPA, Inc
23.2*	Consent of Ogier (Cayman) LLP (included in Exhibits 5.1 and 8.1)
23.3**	Consent of King & Wood Mallesons (included in Exhibit 99.2)
23.4**	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.2)
23.5**	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 8.2)
24.1**	Powers of Attorney (included on signature page to Registration Statement on Form F-1)
99.1**	Code of Business Conduct and Ethics
99.2**	Opinion of King & Wood Mallesons regarding certain PRC law matters
99.3**	Audit Committee Charter
99.4**	Compensation Committee Charter
99.5**	Nominating and Corporate Governance Committee Charter
99.6**	Executive Compensation Clawback Policy (incorporated by reference to Exhibit 97.1 to the Registrant’s Annual Report on Form 20-F, filed with the SEC on November 18, 2025).
101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document).
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

Exhibit Number	Description of Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107**	Filing Fee Table

____________

*        Filed herewith.

**      Previously filed.

b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wuhu City, Anhui Province, China, on January 29, 2026.

Xinxu Copper Industry Technology Limited
By:	/s/ Jinchun Cheng
	Name:	Jinchun Cheng
	Title:	Chief Executive Officer, Chairman and director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jinchun Cheng	Chief Executive Officer, Chairman and Director	January 29, 2026
Jinchun Cheng	(principal executive officer)
*	Chief Financial Officer	January 29, 2026
Peng Wu	(principal financial and accounting officer)
*	Director	January 29, 2026
Zhihua Bi
*	Director	January 29, 2026
Jing Chen
*	Director	January 29, 2026
Fei Bai
*	Director	January 29, 2026
Wenzhao Liu
*By:	/s/ Jinchun Cheng
Jinchun Cheng
Attorney-In-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Xinxu Copper Industry Technology Limited, has signed this registration statement or amendment thereto in Newark, Delaware on January 29, 2026.

Puglisi & Associates
By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director

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